Exhibit 5.1

Troutman Pepper Locke LLP 301 S. College Street, 34th Floor Charlotte, NC 28202 troutman.com
October 27, 2025
Direct Digital Holdings, Inc.
1177 West Loop South, Suite 1310
Houston, Texas 77027

Re:	Registration Statement on Form S-1
Ladies and Gentlemen:
We are acting as counsel to Direct Digital Holdings, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of the Registration Statement on Form S-1, as amended through the date hereof (the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offer and sale from time to time, in each case, by the selling stockholder named in the Registration Statement of up to 50,000,000 shares (the “Shares”) of Class A common stock, par value $0.001 per share, of the Company (the “Class A Common Stock”), of which (i) 100,000 shares of Class A Common Stock (the “Commitment Shares”) will be issued to New Circle Principal Investments LLC (“New Circle”) as partial consideration for New Circle’s commitment to purchase additional shares of Class A Common Stock under the Share Purchase Agreement, dated October 18, 2024, and amended October 24, 2025, by and between the Company and New Circle (as amended, the “Purchase Agreement”) and (ii) the remainder of the shares covered by the Registration Statement (the “Purchase Shares,” and together with the Commitment Shares, the “Shares”) may be issued from time to time pursuant to the Purchase Agreement, as described in the prospectus forming a part of the Registration Statement (the “Prospectus”).
We have reviewed the corporate proceedings taken by the Company with respect to the registration of the offer and sale of the Shares, the Registration Statement and the Prospectus. We have also examined and relied upon originals or copies of such corporate records, documents, agreements or other instruments of the Company, and such certificates and records of public officials, and such other papers, as we have deemed necessary or appropriate in connection herewith, including, but not limited to, the Company’s Amended and Restated Certificate of Incorporation, as amended, and the Company’s Fourth Amended and Restated Bylaws. As to all matters of fact (including, without limitation, factual conclusions and characterizations and descriptions of purpose, intention or other state of mind), we have relied entirely upon certificates of officers of the Company, and have assumed, without independent inquiry, the accuracy of those certificates.
In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the legal capacity of all natural persons; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as certified or photocopies; the accuracy and completeness of all documents and records reviewed by us; the accuracy, completeness and authenticity of certificates issued by any governmental official, office or agency and the absence of change in the information contained therein from

Direct Digital Holdings, Inc. Page 2 October 27, 2025
the effective date of any such certificate; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents, except we make no such assumption as to the Company.
Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware. We are not opining as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to matters of municipal law or the laws of any local agencies within any states (including “blue sky” or other state securities laws).
Based upon the foregoing, and subject to the further assumptions, qualifications and limitations set forth herein, we are of the opinion that:
(i)the Commitment Shares have been duly authorized by the Company, and when issued and delivered in accordance with the terms of the Purchase Agreement, will be validly issued, fully paid and non-assessable; and
(ii)the Purchase Shares have been duly authorized by the Company, and when issued and delivered by the Company against payment therefor in accordance with the terms of the Purchase Agreement, will be validly issued, fully paid and nonassessable.
We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any facts or circumstances that may change the opinions expressed herein after the date hereof.
We hereby consent to the filing of this opinion as a part of the Registration Statement and to the reference of our firm under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. Except as otherwise set forth herein, this opinion may not be used, circulated, quoted or otherwise referred to for any purpose or relied upon by any other person without the express written permission of this firm.

Very truly yours,

/s/ Troutman Pepper Locke LLP
Troutman Pepper Locke LLP